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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Omnipoint Corporation on Form S-1 (File Nos. 33-98360 and 33-03739), Form S-4 (File Nos. 333-19895 and 333-13961) and Form S-8 (File Nos. 333-30681, 333-07345
and 333-03945) of our reports dated February 26, 1998, on our audits of the consolidated financial statements and financial statement schedule of Omnipoint Corporation as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which reports are included in this Annual Report on Form 10-K.


                                         COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 31, 1998